EXHIBIT 10.2

CONTRIBUTION AGREEMENT

Southwest Casino Corporation (“Southwest”) and each of the parties listed as a co-signer or guarantor on Exhibit 1 (the “Co-Signers”) enter into this Contribution Agreement (the “Agreement”) effective March 7, 2008. Each of the Co-Signers or guarantors is referred to individually as a “Co-Signer” and collectively as the “Co-Signers”.

BACKGROUND

A.            Under the terms of Subscription Agreements dated the same date as this Agreement, each of the Co-Signers has agreed to co-sign a promissory note (each, a “Note” and collectively, the “Notes”) or a guarantee (each a “Guarantee” and collectively the “Guarantees”) in favor of Crown Bank (the “Bank”).

B.            Southwest and the Co-Signers wish to enter into an arrangement under which Southwest agrees to repay certain amounts to Co-Signers and the Co-Signers agree to indemnify each other for any amounts paid by a Co-Signer under a Note or a Guarantee that exceeds that Co-Signer’s Pro Rata Portion of the Aggregate Contribution Amount (as those terms are defined in this Agreement).

AGREEMENT

In consideration of the above premises and the mutual covenants in this Agreement, the Co-Signers agree as follows:

Section 1.  Technical Default.  If any Co-Signer makes payment to the Bank based upon a technical default under a Note or Guarantee, Southwest agrees that it will repay to Co-Signer all amounts paid by Co-Signer to the Bank on the same terms and conditions as the terms of the Note issued by the Bank.  For purposes of this Agreement, a technical default means any default that results from any event or circumstance other than the failure or inability of Southwest to make a payment on a Note when due.

Section 2.  Contribution and Subrogation.  The Co-Signers agree that, to the extent that any Co-Signer (a “Claiming Co-Signer”) makes a payment as a co-signer of a promissory note or under a Guaranty (a “Claim”), the other Co-Signers will indemnify the Claiming Co-Signer for the total amount paid by the Claiming Co-Signer under a Note, a Guaranty, and to other Claiming Co-Signers under this Section 2, if applicable, that exceeds the Claiming Co-Signer’s Pro Rata Portion of the Aggregate Contribution Amount at the time of that Claim.  Except, that each Co-Signer’s obligation to indemnify a Claiming Co-Signer under this Section 2 will only arise to the extent that the total amount paid by that Co-Signer, whether under a Note, a Guaranty or to other Claiming Co-Signers under this Section 2, is less than that Co-Signer’s Pro Rata Portion of the Aggregate Contribution Amount at the time of such Claim.  For the purposes of this Agreement, (i) a Co-Signer’s “Pro Rata Portion” means the percentage determined by dividing the original principal amount of the promissory note or guaranty signed by a co-signer divided by the total principal amount of all Notes and Guarantees executed by the Co-Signers, and (ii) the “Aggregate Contribution Amount” means the aggregate amount paid by all of the Co-Signers under the Notes and Guaranties.

Any Co-Signer making a payment to a Claiming Co-Signer under this Section 2 will be subrogated to the rights of that Claiming Co-Signer to the extent of that payment.

Section 3.  Termination.  This Agreement will survive and be in full force and effect until all of the Notes and Guaranties are indefeasibly and forever fully released and discharged.

Section 4.  Miscellaneous.

4.1           Assignment; Successors and Assigns.  None of the Co-Signers can assign or otherwise transfer their rights and obligations under this Agreement, except with the prior written consent of all of the Co-Signers.  This Agreement binds each party to this Agreement and their respective heirs and permitted successors and assigns and inures to the benefit of the parties to this Agreement and their respective heirs and permitted successors and assigns.

4.2           Amendment.  This Agreement may not be deemed or construed to be modified or amended, in whole or part, other than by written amendment signed by all of the parties to this Agreement.

4.3           Severability.  If any term or provision of this Agreement is invalid or unenforceable, that term or provision will be deemed stricken from this Agreement.  The invalidity or unenforceability of any term or provision of this Agreement will not invalidate this Agreement, and the remaining terms and provisions of this Agreement will continue in full force and effect.

4.4           Waiver.  No failure by any party to take any action or assert any right under this Agreement will be deemed to be a waiver of any rights or remedies under this Agreement or at law.

4.5           Governing Law; Jurisdiction.  This Agreement must be construed, interpreted and governed according to the laws of the State of Minnesota.  Any litigation instigated in connection with this Agreement must be venued in either the District Courts of Hennepin County, Minnesota, or the United States District Court for the District of Minnesota, Fourth Division.

4.6           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

Remainder of Page Intentionally Blank.

Signatures on Next Page.

Signature Page for

Contribution Agreement

IN WITNESS WHEREOF, the parties to this Agreement have executed this instrument as of the day and year first above written.

CO-SIGNER:	CO-SIGNER:

Print Name:	Print Name:

CO-SIGNER:	CO-SIGNER:

Print Name:	Print Name:

CO-SIGNER:	CO-SIGNER:

Print Name:	Print Name:

CO-SIGNER:	CO-SIGNER:

Print Name:	Print Name:

CO-SIGNER:	CO-SIGNER:

Print Name:	Print Name:

CO-SIGNER:	CO-SIGNER: (GUARANTOR):

Print Name:	Print Name:	James B. Druck

CO-SIGNER: (GUARANTOR):		CO-SIGNER: (GUARANTOR):

Print Name:	Thomas E. Fox	Print Name:	Jeffrey S. Halpern

SOUTHWEST CASINO CORPORATION

By:

Its: